SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
March 12, 2009 (March 10, 2009)
Date of Report (Date of earliest event reported)
FLOW INTERNATIONAL CORPORATION
(Exact name of Registrant as specified in its charter)

Washington	0-12448	91-1104842
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
23500 — 64th Avenue South, Kent, Washington 98032
(Address of principal executive offices) (Zip Code)
(253) 850-3500
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry into Material Definitive Agreements.
Second Amendment to Amended and Restated Credit Agreement
     On March 10, 2009, Flow International Corporation (“Flow” or the “Company”) entered into a Second Amendment to Amended and Restated Credit Agreement, reducing its line of credit amount from $65 million to $40 million and amending certain definitions to exclude a $29 million provision for the settlement of the patent litigation with OMAX Corporation (“OMAX”) from its Consolidated Adjusted Earnings Before Tax, Depreciation and Amortization (“EBITDA”) for the three months ended January 31, 2009. The Company borrowed $15 million from funds available on its line of credit to pay amounts due to OMAX upon execution of the Settlement Agreement, described in more detail below. As of January 31, 2009, the Company was in compliance with all of its financial covenants, as amended. The Company is negotiating with its lenders to further amend certain financial covenants under its credit facility through the term of the credit facility, which includes a provision to allow for the exclusion of the $29 million provision for patent litigation with OMAX in determination of the Company’s Consolidated Adjusted EBITDA in subsequent periods. In the event the exclusion of the $29 million from the Company’s Consolidated Adjusted EBITDA is not amended for subsequent periods, the Company would likely be in violation of its financial covenants under the credit facility as early as the end of the fourth quarter in fiscal year 2009. The Company believes that it will be able to renegotiate the Consolidated Adjusted EBITDA so that it will not be in violation of its financial covenants for that reason.
     A copy of the Second Amendment to Amended and Restated Credit Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K.
Second Amended and Restated Agreement and Plan of Merger
     On March 12, 2009, the Company entered into a Second Amended and Restated Agreement and Plan of Merger with OMAX (as amended and restated, the “Second Amended and Restated Merger Agreement”), which amended and restated the terms of the Merger Agreement with OMAX as previously amended . The Second Amended and Restated Merger Agreement provides for the following:
•	Extension of the Outside Date (as defined in the Second Amended and Restated Merger Agreement) from March 31, 2009 to August 15, 2009;

•	Payment of $2 million to OMAX upon the signing of the Second Amended and Restated Merger Agreement, which amount was paid by the Company on March 12, 2009;

•	At closing, payment of $52.55 million, of which $15 million will be paid through the release of the amounts now held in escrow. The Company may, at its discretion, pay up to $14 million of this consideration payable at closing in the form of Flow common stock in lieu of cash. Of the $15 million in escrow, $9 million was placed into escrow pursuant to the Option Agreement dated December 4, 2007 between Flow and OMAX and the original Agreement and Plan of Merger between Flow and OMAX dated September 9, 2008; and $6 million was placed into escrow upon signing of the Settlement Agreement described below;

•	At closing, the Company will place an $8.45 million promissory note into escrow to secure claims by the Company for indemnification and for adjustments based on net working capital, to be paid at the Company’s option in cash or shares of Flow stock 18 months after the closing date, net of any claims; and

•	The right of OMAX shareholders to a contingent consideration of up to $52 million, determined and paid according to the same provisions as set forth in the Merger Agreement as was amended by the First Amendment to Agreement and Plan of Merger, dated November 10, 2008, as described in the Company’s Current Report on Form 8-K, filed on November 11, 2008.
     The Second Amended and Restated Merger Agreement also provides that if the merger is not consummated by August 15, 2009, the Second Amended and Restated Merger Agreement will terminate and the Company will pay OMAX an additional $4 million as liquidated damages in the form of a promissory note. The promissory note will bear interest at 2% annually, and accumulated interest and principal is payable in August 2013.

     A copy of the Second Amended and Restated Agreement and Plan of Merger is attached as Exhibit 10.2 to this Current Report on Form 8-K.
     The Company has filed a Registration Statement on Form S-4 with respect to the merger (File No. 333-155588), and will amend its Registration Statement to reflect the Second Amended and Restated Agreement and Plan of Merger. Investors and OMAX shareholders are urged to read the Registration Statement and all relevant documents filed or to be filed with the Securities and Exchange Commission because they contain important information. Investors can obtain these documents for free on the Commission’s website at www.sec.gov or from the Company by contacting the Company’s corporate secretary.
OMAX Settlement Agreement Including Cross-Licensing Agreement
     On March 12, 2009, the Company entered into a Settlement Agreement Including Cross-Licensing Agreement with OMAX (the “Settlement Agreement”), in which the parties agreed to dismiss with prejudice the litigation pending between them, releasing all claims made up to the date of execution of the Agreement. Upon execution of the Settlement Agreement, the Company paid OMAX $8 million, and placed $6 million into escrow to settle all claims between the parties. In addition, if the Company has not completed the merger with OMAX by August 15, 2009, the Company will pay OMAX an additional $21 million, to be paid by the release of $15 million from escrow (as set forth in the description of the Second Amended and Restated Merger Agreement, above), and a promissory note in the principal amount of $6 million. The promissory note will bear interest at 2% annually payable at maturity, with accumulated interest and principal is payable in August 2013. In the event the Company fails to pay any portion of the amounts above when due, all remaining amounts shall immediately accelerate and become due, subject to an interest rate of 15% per annum, compounded annually.
     In the Settlement Agreement, OMAX granted the Company a worldwide, irrevocable, non-assignable, non-exclusive paid-up license to practice each and every claim of the OMAX Patents (as defined in the Settlement Agreement). The Company also granted to OMAX a worldwide, irrevocable, non-assignable, non-exclusive paid-up license to practice each and every claim of the Flow Patents as defined in the Settlement Agreement. The intent of this Settlement Agreement is to minimize the possibility of future disputes between the parties.
     A copy of the Settlement Agreement is attached as Exhibit 10.3 to this Current Report on Form 8-K.
ITEM 2.02 Results of Operations and Financial Condition.
Flow International Corporation (the “Company”) issued a press release March 12, 2009, reporting results for its fiscal 2009 second quarter ended January 31, 2009. A copy of the release is attached as Exhibit 99.1 to this Current Report on Form 8-K. The Company will hold a conference call to discuss the results on Thursday, March 12, at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time).
ITEM 9.01. Exhibits.
(d) Exhibits

Item No.	Description
10.1	Second Amendment to Amended and Restated Credit Agreement

10.2	Second Amended and Restated Agreement and Plan of Merger

10.3	Settlement Agreement Including Cross-Licensing Agreement

99.1	Press Release dated March 12, 2009

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLOW INTERNATIONAL CORPORATION
Date: March 12, 2009	By:	/s/ John S. Leness
John S. Leness
General Counsel and Corporate Secretary